SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549


FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of  Report November 29, 1994
(Date of earliest event reported) (November 17, 1994)

Synergen, Inc.
(Exact name of registrant as specified in its charter)

  Delaware                  0-14439         84-0868248
(State or other juris-     (Commission      (I.R.S. Employer
diction of incorporation)    File No.)      Identification No.)

1885 33rd Street, Boulder, Colorado       80301
Address of principal executive officers   (Zip code)

Registrant's telephone number including area code:
(303) 938-6242

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Item  5.  Other events.

On November 17, 1994, Synergen, Inc. ("Synergen") and Amgen
Inc. ("Amgen") entered into a definitive agreement through
which Amgen will acquire Synergen.   Under the merger
agreement, Amgen will commence a cash tender offer for all outstanding shares of Synergen common stock for $9.25 per share. Any shares not purchased in the offer will be acquired for the same price in cash, in a second-step merger. (See press release filed as Exhibit 1 to this report.)

Item 7.  Financial Statements and Exhibits

1. Press release dated November 18, 1994 issued jointly by Amgen Inc. and Synergen, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



SYNERGEN, INC.

November  29, 1994
Kenneth J. Collins

Executive Vice President,

Finance and Administration

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